Exhibit 3.5

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:33 PM 06/12/2003
FILED 01:30 PM 06/12/2003
SRV 030388832 - 3669223 FILE

CERTIFICATE OF FORMATION

OF

CCO HOLDINGS, LLC

1. The name of the limited liability company is CCO HOLDINGS, LLC.

2. The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of CCO Holdings, LLC this 12th day of June, 2003.

/s/ Janeen G. Domagalski
Janeen G. Domagalski
Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:42 PM 07/08/2003
FILED 04:58 PM 07/08/2003
SRV 030449349 - 3669223 FILE

CERTIFICATE OF CORRECTION

OF

CERTIFICATE OF FORMATION

OF

CCO HOLDINGS, LLC

a Delaware limited liability company

CCO HOLDINGS, LLC, a Delaware limited liability company (the “Company”), pursuant to Section 18-211 of the Delaware Limited Liability Company Act, hereby certifies as follows:

1. The Certificate of Formation of CCO HOLDINGS, LLC (the “Certificate of Formation”) filed with the Delaware Secretary of State on June 12, 2003, is an inaccurate record of the Company.

2. Paragraph 1 of the Certificate of Formation inaccurately stated the name of the Company.

3. Paragraph 1 of the Certificate of Formation, in correct form, should read in its entirety as follows:

“1. The name of the limited liability company is CCO Holdings, LLC.”

IN WITNESS WHEREOF, the Company has caused this Certificate of Correction to be signed by its Authorized Person this 8th day of July, 2003.

/s/ Marcy Lifton
Marcy Lifton, Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:19 AM 05/18/2016
FILED 08:19 AM 05/18/2016
SR 20163346529 - File Number 3669223

CERTIFICATE OF MERGER

OF

NINA COMPANY III, LLC

(a Delaware limited liability company)

CCI EXCHANGE I, LLC

(a Delaware limited liability company)

CHARTER INVESTMENT, LLC

(a Delaware limited liability company)

WITH AND INTO

CCO HOLDINGS, LLC

(a Delaware limited liability company)

(Under Section 18-209 of the Limited Liability Company Act of the State of Delaware)

CCO Holdings, LLC, a Delaware limited liability company (“CCOH”), hereby certifies as follows:

FIRST: The name of the surviving limited liability company is “CCO Holdings, LLC” (the “Surviving Company”) and the names of the limited liability companies being merged with and into the Surviving Company are “Nina Company III, LLC”, “CCI Exchange I, LLC” and “Charter Investment, LLC” (the “Merging Companies”). The state of formation of the Surviving Company and each of the Merging Companies is Delaware. The type of entity of the Surviving Company and each of the Merging Companies is a limited liability company.

SECOND: The Agreement and Plan and Merger (the “Merger Agreement”), dated as of May 18, 2016, by and among the Merging Companies and the Surviving Company, setting forth the terms and conditions of the merger of the Merging Companies with and into the Surviving Company (the “Merger”), has been approved, adopted, certified, executed and acknowledged by each of the constituent companies of the Merger in accordance with the requirements Section 18-209 of the Limited Liability Company Act of the State of Delaware.

THIRD: The name of the Surviving Company is CCO Holdings, LLC (the “Surviving Company”).

FOURTH: The Certificate of Formation and the Limited Liability Company Agreement of CCOH as in effect immediately prior to the effective time of the Merger shall be, from and after the effective time of the Merger, the Certificate of Formation and the Limited Liability Company Agreement, respectively, of the Surviving Company until thereafter duly amended in accordance with their respective terms and the Limited Liability Company Act of the State of Delaware.

FIFTH: The executed Merger Agreement is on file at the principal place of business of the Surviving Company, located at 400 Atlantic Street, Stamford, CT 06901.

SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Company on request, without cost, to any member of any constituent company.

SEVENTH: The Merger shall become effective at 8:52 a.m., New York time, on May 18, 2016.

[Signature Page Follows]

IN WITNESS WHEREOF, CCO Holdings, LLC has caused this Certificate to be executed on May 18, 2016.

CCO HOLDINGS, LLC

By: Charter Communications, Inc., its Sole Manager

By:	/s/ Richard R. Dykhouse
Name:	Richard R. Dykhouse
Title:	Executive Vice President, General Counsel and Corporate Secretary

[Signature Page to Certificate of Merger (Step 10 Merger)]

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:21 AM 05/18/2016
FILED 08:21 AM 05/18/2016
SR 20163346603 - File Number 3669223

CERTIFICATE OF MERGER

OF

CCOH SAFARI, LLC

(a Delaware limited liability company)

WITH AND INTO

CCO HOLDINGS, LLC

(a Delaware limited liability company)

(Under Section 18-209 of the Limited Liability Company Act of the State of Delaware)

CCO Holdings, LLC, a Delaware limited liability company, hereby certifies as follows:

FIRST: The name and state of formation of each of the constituent entities of the merger are as follows:

Name	State

CCOH Safari, LLC (“CCOH Safari”)	Delaware

CCO Holdings, LLC (“CCOH”)	Delaware

SECOND: The Agreement and Plan and Merger (the “Merger Agreement”), dated as of May 18, 2016, by and among CCOH and CCOH Safari, setting forth the terms and conditions of the merger of CCOH Safari with and into CCOH (the “Merger”), has been approved, adopted, certified, executed and acknowledged by each of the constituent entities of the Merger in accordance with the requirements Section 18-209 of the Limited Liability Company Act of the State of Delaware.

THIRD: The name of the surviving entity of the Merger is CCO Holdings, LLC (the “Surviving Entity”).

FOURTH: The Certificate of Formation and the Limited Liability Company Agreement of CCOH as in effect immediately prior to the effective time of the Merger shall be, from and after the effective time of the Merger, the Certificate of Formation and the Limited Liability Company Agreement, respectively, of the Surviving Entity until thereafter duly amended in accordance with their respective and the Limited Liability Company Act of the State of Delaware.

FIFTH: The executed Merger Agreement is on file at the principal place of business of the Surviving Entity, located at 400 Atlantic Street, Stamford, CT 06901.

SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Entity on request, without cost, to any member of any constituent entity.

SEVENTH: The Merger shall become effective at 9:17 a.m., New York time, on May 18, 2016.

[Signature Page Follows]

IN WITNESS WHEREOF, CCO Holdings, LLC has caused this Certificate to be executed on May 18, 2016.

CCO HOLDINGS, LLC

By: Charter Communications, Inc., its Sole Manager

By:	/s/ Richard R. Dykhouse
Name:	Richard R. Dykhouse
Title:	Executive Vice President, General Counsel and Corporate Secretary

[Signature Page to Certificate of Merger (Step 16 – CCOH and CCOH Safari)]